Exhibit 99.1

AgEagle Aerial Systems Receives Notice from NYSE American

WICHITA, Kan., July 14, 2025 – AgEagle Aerial Systems Inc. (NYSE: UAVS) (the “Company” or “AgEagle”), a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, announced that it received a written notice on July 8, 2025 (the “Notice”) from the NYSE American LLC (the “NYSE American”) notifying the Company that it had determined to accept the plan that the Company submitted on May 21, 2025 (the “Plan”) outlining the actions the Company had taken or will take to regain compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) (collectively, the “Listing Rules”) of the NYSE American Company Guide (the “Company Guide”) by October 23, 2026 (the “Plan Period”). The Notice stated that if the Company is not in compliance with the Listing Rules by the expiration of the Plan Period, or if the Company does not make progress consistent with the Plan during the Plan Period, the staff of the NYSE American will initiate delisting proceedings as appropriate. The Company may appeal a delisting determination in accordance with Section 1010 and Part 12 of the Company Guide (a “Delisting Appeal”).

The Notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American under the symbol “UAVS”, but will have an added designation of “.BC” to indicate the status of the common stock is “below compliance”. The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (the “SEC”).

As previously disclosed, the Company received written notice from the NYSE American on April 23, 2025 that the Company was not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide requiring stockholders’ equity of (i) $2.0 million or more if the Company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, (ii) $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years and (iii) $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively. As of December 31, 2024, the Company had a stockholders’ deficit of $5.7 million and has had losses in the most recent five fiscal years ended December 31.

The Company is exercising diligent efforts and intends to regain compliance with the Listing Rules within the Plan Period, however there can be no assurance that the Company will be able to regain compliance with the Listing Rules prior to the expiration of the Plan Period, that the Company will otherwise be in compliance with other applicable NYSE American listing rules, or that any Delisting Appeal would be successful.

This announcement is made in compliance with Sections 402 and 1009(e) of the Company Guide.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to future financial and operating results, the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs and software updates, the ability to implement a new strategic plan, the success of a new strategic plan, and AgEagle’s ability to return to and maintain compliance with NYSE American continued listing standards. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com